U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2005

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, Emeritus Corporation (the "Company") announced that it intended to commence an offer to exchange its 6.25% Convertible Subordinated Debentures due 2006 (the "existing debentures") for new convertible subordinated debentures (the "new debentures"). On October 18, 2005, the Company announced that it had commenced the exchange offer. The new debentures will have the same terms as the existing debentures, except that the new debentures will mature July 1, 2008 and the Company will have no right of redemption prior to maturity. The interest rate will remain at 6.25%.

On October 14, 2005, the Company entered into an Amended and Restated Agreement Regarding 6.25% Convertible Subordinated Debentures Due 2006 (an "Agreement") with Saratoga Partners IV, L.P., Saratoga Management Company LLC, Saratoga Coinvestment IV LLC (collectively, the "Saratoga Entities") and Columbia Select, L.P. and Catalina General, L.P. (collectively, the "Baty Entities"), whereby each of the Baty Entities and the Saratoga Entities have agreed that, if such entity does not exchange all of its existing debentures for new debentures in the exchange offer, it will lend the Company on December 30, 2005 an amount equal to the principal amount of existing debentures that it has retained. The indebtedness will be nonconvertible, will mature July 1, 2008, will bear interest at 6.25% per annum payable semiannually on January 1 and July 1, will be on a parity as to payment with the new debentures and will be subject to the same events of default as set forth in the indenture governing the new debentures. The Agreement amends and restates in its entirety that certain Agreement Regarding 6.25% Convertible Subordinated Debentures due 2006 between the Company and the Saratoga Entities and the Baty Entities entered into on June 30, 2005. As a part of the amendment, the agreement of the Baty Entities and Saratoga Entities to purchase new debentures to the extent that existing debentures are not exchanged has been terminated.

The forgoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report.

Item 9.01 Exhibits and Financial Statements.

(c) Exhibits.

10.1
Amended and Restated Agreement Regarding 6.25% Convertible Subordinated Debentures Due 2006, dated October 14, 2005, between Emeritus Corporation and Saratoga Partners IV, L.P., Saratoga Management Company LLC, Saratoga Coinvestment IV LLC and Columbia Select, L.P. and Catalina General, L.P.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 17, 2005		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

INDEX TO EXHIBITS

10.1
Amended and Restated Agreement Regarding 6.25% Convertible Subordinated Debentures Due 2006, dated October 14, 2005, between Emeritus Corporation and Saratoga Partners IV, LP, Saratoga Management Company LLC, Saratoga Coinvestment IV LLC and Columbia Select, L.P. and Catalina General, L.P.